Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-105728 and 333-105729 on Form S-8 of First PacTrust Bancorp, Inc. of our report dated March 5, 2005, appearing in this Amended Annual Report on Form 10-K/A of First PacTrust Bancorp, Inc. for the year ended December 31, 2004.

/s/ Crowe Chizek and Company LLP

Livingston, NJ

July 22, 2005